Exhibit 10.1

Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and
240.24b-2

FIFTH AMENDMENT TO DEVELOPMENT AND CLINICAL SUPPLIES AGREEMENT

This Fifth Amendment (“Amendment”) is entered into as of November 30, 2012 by and between 3M Company, and 3M Innovative Properties Company having a principal office at 3M Center, Building 275-3E-10, St. Paul, MN  55144-1000 (hereinafter “3M”), and Radius Health, Inc. having a principal office at 300 Technology Square, Cambridge, MA (hereinafter “RADIUS”) and amends the Development and Clinical Supplies Agreement dated June 19, 2009, as amended by the Amendment dated as of December 31, 2009, the Second Amendment dated as of September 16, 2010, the Third Amendment dated as of September 29, 2010 and the Fourth Amendment dated as of March 2, 2011 (hereinafter, the “Agreement”). Capitalized terms used in this Amendment and not defined herein are used with the meanings ascribed to them in the Agreement.

RECITALS:

WHEREAS, 3M, through its Drug Delivery Systems Division, has developed expertise and has rights in technology relating to active transdermal, intradermal, and microneedle drug delivery, including its proprietary microstructured transdermal system (“MTS”) for delivering drugs into and through the skin;

WHEREAS, RADIUS has experience and expertise in the research, development and commercialization of pharmaceutical products, including expertise in its proprietary compound BA058 (“Compound”);

WHEREAS, the Parties wish to enter into this Amendment to address certain matters relating to exclusivity and to the development and supply of Product to RADIUS by 3M for use in a Phase III clinical study.

NOW, THEREFORE, in consideration of the Recitals (which are incorporated herein) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.              Section 1 shall be amended to include the following:

1.6                               “PTH” shall mean synthetic, natural or recombinant parathyroid hormone and/or any of its active fragments, analogues, derivatives and/or other variants.

1.7                               “PTH Related Protein” shall mean synthetic, natural or recombinant parathyroid hormone-related protein and/or any of its active fragments, analogues, derivatives and/or other variants.

2.                                      Section 9.1 shall be replaced in its entirety as follows:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

During the term of this Agreement, with respect to the delivery of Compound, PTH and/or PTH Related Protein via active transdermal, intradermal, or microneedle technology, 3M shall work exclusively with RADIUS and RADIUS shall work exclusively with 3M.

3.                                      3M shall perform the Workplan attached as Exhibit A and Exhibit B to this Amendment with respect to the development and supply of Product for use by RADIUS in a Phase III clinical study for the Product.

4.                                      Section 6.1 and Section 11.4 of the Agreement are hereby amended to replace the $[*] per hour rate for 3M with the rate of $[*] per hour for work that is not the subject of a Change Order and the rate of $[*] per hour for work that is the subject of a Change Order, with the following exception: for work performed by 3M from the effective date of this Amendment through June 30th, 2013, the rate per hour will be $[*], whether or not the subject of a Change Order.

5.                                      3M shall provide phase III supplies as requested by RADIUS.  RADIUS shall pay 3M [*] dollars ($[*]) per unit for coated arrays and [*] ($[*]) per unit for applicators, both to be used in Phase III studies.

6.                                      Section 7.2 shall be replaced in its entirety as follows:

Except as otherwise provided below, any inventions conceived during and out of the work performed under this Agreement, and patents and applications filed thereon (“Program Patents”), shall be owned according to U.S. law as follows: those conceived solely by employees or agents of one party shall be solely owned by that party; those conceived jointly by an employee or agent of 3M and an employee or agent of RADIUS shall be owned jointly by 3M and RADIUS and will be considered Confidential Information of both parties with each joint owner having the right, subject to this Agreement, to practice, license, and transfer its undivided rights in such joint inventions without permission of or accounting to the other(s)) under the conditions provided for in this Agreement; provided that it is expressly understood and agreed that other than to conduct the work contemplated by this Agreement, during the term of the Agreement and, if applicable, any commercial supply agreement among the Parties related to any product containing the Compound and/or PTH Related Protein, (a) 3M shall have no right to use jointly owned inventions or jointly owned Program Patents in conjunction with the Compound or any pharmaceutical product that includes, as an active ingredient, PTH or PTH Related Protein and (b) RADIUS shall have no right to use jointly owned inventions or jointly owned Program Patents in conjunction with the Compound or any pharmaceutical product that includes, as an active ingredient, PTH or PTH Related Protein with any active transdermal, intradermal, or microneedle delivery technology.  Information and data developed during and resulting from the work under this Agreement (“Program Data”), solely by employees or agents of one party shall be solely owned by that party;

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

those data developed jointly during and resulting from the work under this Agreement by an employee or agent of 3M and an employee or agent of RADIUS shall be owned jointly by 3M and RADIUS (and each joint owner shall have the right to practice, license, and transfer its undivided rights in such jointly owned Program Data without permission of or accounting to the other(s)) under the conditions provided for in this Agreement; provided that it is expressly understood and agreed that other than to conduct the work contemplated by this Agreement, during the term of the Agreement and, if applicable, any commercial supply agreement among the Parties related to any product containing the Compound and/or PTH Related Protein, (i) 3M shall have no right to use jointly owned Program Data in conjunction with the Compound or any pharmaceutical product that includes, as an active ingredient, PTH or PTH Related Protein and (ii) RADIUS shall have no right to use jointly owned Program Data in conjunction with the Compound or any pharmaceutical product that includes, as an active ingredient, PTH or PTH Related Protein with any active transdermal, intradermal, or microneedle delivery technology.  In the event that the Parties are no longer working together under this Agreement or a commercial supply agreement related to any product that includes, as an active ingredient, the Compound, PTH or PTH Related Protein, then for a period of three years after termination, 3M shall have no right to use jointly owned Program Patents or jointly owned Program Data in conjunction with the Compound or PTH Related Protein, provided that (i) Radius has made commercially reasonable good faith efforts to submit the regulatory filing for the Product in the US by [*] or if not, (ii) Radius has made commercially reasonable good faith efforts to financially and operationally support the Workplan through [*].  In the event that Radius has not complied with (i) above and has not complied with (ii) above, 3M shall have no restriction on the use of jointly owned Program Patents or jointly owned Program Data.  For the avoidance of doubt, 3M may use jointly owned Program Patents and jointly owned Program Data in conjunction with a pharmaceutical product that includes, as an active ingredient, PTH.

7.                                      Section 7.3 shall be replaced in its entirety with the following:

Notwithstanding the foregoing provisions of this Section 7, Program Patents and Program Data directed towards and claiming (in the case of Program Patents) the Compound, or a method of making or using the Compound, regardless of inventorship, shall be solely owned by RADIUS; and Program Patents and Program Data directed towards active transdermal, intradermal, or microneedle delivery technology, including, without limitation, microneedle devices, components, arrays, applicators, manufacturing, coating and formulations, packaging, or uses thereof, regardless of inventorship, shall be solely owned by 3M.

8.                                      Section 7.4 shall be replaced in its entirety with the following:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3M, 3M IPC and RADIUS grant each other a worldwide, royalty-free, license under Program Data and Program Patents owned solely by the other Party, solely for purposes of conducting the work under this Agreement or a commercial supply agreement related to any product containing the Compound and/or PTH Related Protein.  The licenses under this Section 7.4 shall be exclusive with respect to any product containing the Compound and/or PTH Related Protein, but only as long as the Parties are working together under this Agreement or a commercial supply agreement among the Parties related to any product containing the Compound and/or PTH Related Protein.  In the event that the Parties are no longer working together under this Agreement or a commercial supply agreement related to any product containing the Compound and/or PTH Related Protein, the exclusive licenses to any Program Patents under this Section 7.4 are terminated, but the Parties shall continue to have a non-exclusive, worldwide, royalty-free, license under Program Patents and Program Data owned solely by the other Party, provided that 3M shall have no right to such Program Patents and Program Data solely owned by RADIUS in conjunction with the Compound and/or PTH Related Protein, and (ii) RADIUS shall have no right to use such Program Patents and Program Data solely owned by 3M in conjunction with any active transdermal, intradermal, or microneedle delivery technology.

For clarity, the licenses under this Section 7.4 are limited to Program Data or Program Patents do not and shall not be construed to give the licensees any right or license, by implication or otherwise, to any of the licensor’s other intellectual property.

9.                                      Upon execution of this Fifth Amendment, 3M shall take action to procure capital equipment to enable the manufacture of phase III supplies.  In the event that the Agreement is terminated prior to [*] without RADIUS submitting a regulatory filing for the Product in the US, RADIUS shall reimburse 3M for [*] percent [*] the cost of any such equipment specifically procured for RADIUS’ phase III supplies, with RADIUS’ share estimated to be approximately [*] Dollars ($[*]) if (i) RADIUS has not made commercially reasonable good faith efforts to financially and operationally support the Workplan through [*] or (b) if terminated by 3M for RADIUS material breach or (c) if terminated by RADIUS for any reason other than 3M material breach,

10.                               Except to the extent expressly amended by this Amendment, all of the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Amendment.

11.                               This Amendment may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument.

[remainder of this page intentionally left blank]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed in duplicate as of the date set forth above

3M COMPANY		RADIUS HEALTH INC.

By	/s/ James D. Ingebrand	By	/s/ Michael Wyzga

Print Name	James D. Ingebrand	Print Name	Michael Wyzga

Title	President and GM	Title	President and CEO

Date	December 14, 2012	Date	December 14, 2012

3M INNOVATIVE PROPERTIES COMPANY

By	/s/ Robert W. Sprague

Print Name	Robert W. Sprague

Title	Secretary

Date	December 14, 2012

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

WORK PLAN SUMMARY 07SEPT2012

Note:  This workplan summary represents 3M’s estimated hours and tasks as of the September 7, 2012, but does not reflect the rate reduction contemplated in Section 4 of this amendment.  The impact of the rate reduction is summarized in a footnote at the end of Exhibit A.

Objective

This work plan covers the development of the BA058-sMTS drug product from the current configuration through manufacture of Phase III clinical supplies.  The work includes optimization and characterization of a modified formulation for the drug product as well as generation of preclinical tox and bridging Phase I clinical supplies to verify the suitability of the new dose for inclusion in the Phase III study.

The work plan includes 12 months of stability data to be collected prior to submission of the IND for Phase III.  This stability study will be reflective of the final formulation and container closure system (CCS) material configuration for the Phase III product.  Further, the work plan includes the documentation and analysis necessary to support verification of the [*] manufacturing process that will be used to manufacture [*] BA058-sMTS Phase III supplies, [*].

The work plan includes the development (as necessary), documentation, and full validation of analytical methods and development of specifications necessary to support clearance and characterization of the drug product, CCS, and raw materials.  These methods include validation of the [*] and a shipping study to verify the suitability of the CCS.

The work plan includes the manufacture and clearance of approximately [*] Phase III supplies along with development of CMC/IND documentation needed to support regulatory filings in the US and/or the EU.

The work described here (through manufacture of Phase III clinical supplies) is expected to take [*] months from the date of initiation and assumes that a single dose formulation has been identified.

Work Plan Assumptions

•                  Work plan assumes the development of a sterile (aseptically manufactured), single-dose BA058-sMTS drug product with a minimum of [*] months stability at room temperature that is intended to be administered with a reusable applicator

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

designed to meet the needs of the target patient population (post-menopausal women with osteoporosis or pre-osteoporosis).

•                  Work plan assumes that work required to optimize the sMTS applicator for the BA058-sMTS product will be started immediately upon initiation of the work plan.  Certain elements of this work plan (e.g. Product Stability to Support Phase III Filing and Bridging Phase I Supply Manufacture) are dependent on the timely execution of tasks within the Applicator Development work plan.

•                  Work plan assumes Radius will provide sufficient quantities of BA058 on time to complete the product and process development work described here.

•                  Work plan assumes that a single dose of BA058-sMTS, plus placebo, will be prepared for GLP preclinical tox studies ([*] units each) and for the bridging Phase I clinical study ([*] units each); these supplies will meet previously established specifications [*].  The quantities listed include supplies sufficient to cover stability and retains.  If additional quantities are required, a change order will be issued.

•                  GLP preclinical tox supplies will utilize the existing POC applicator system.

•                  Phase I clinical supplies will be applied utilizing the new applicator.

•                  Work plan assumes that the stability work initiated to support the pre-Phase III filing will be completed using materials, but not necessarily the dimensions or mechanical configuration, representative of the final CCS.

•                  Work plan assumes that BA058-sMTS Phase III supplies will be manufactured as a [*].

•                  Work plan assumes all supply manufacturing work described will be conducted in 3M’s St. Paul 260 Clinical Supply Area.

•                  Work plan assumes that all sterilization, sterility testing, process simulation testing, microbial testing and endotoxin testing will be done at outside contract facilities.

•                  Any 3M out-of-pocket expenses to be reimbursed by Radius including tooling and testing and will be billed at 3M’s actual cost.

•                  Work plan assumes that [*] supplies (single dose + placebo) will be manufactured for Phase III via lots sizes of approximately [*] units/lot.  The stability of each lot will be characterized.  The quantities listed include supplies sufficient to cover stability and retains assuming the lot size indicated and that [*] units are used for dosing.  If additional quantities are required, a change order will be issued.

•                  Work plan assumes that the GLP preclinical tox study, the Phase I clinical study and the Phase III clinical study will be conducted by Radius.

•                  Work plan assumes that all clinical work will be conducted in the US and/or the EU.

•                  Work plan assumes that some product/process development work described here may not represent the final state and that additional DOE and process characterization work may be necessary prior to commercial launch.

•                  3M will initiate approval procedures for the capital expenditure upon signed agreement of the Amendment.

•                  Radius is responsible for transport of product from St. Paul to tox or clinical facility.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•                  This work plan is developed following the general project plan and technical and regulatory strategy agreed to by the Radius/3M JTT on 01 August 2012.  Assumptions re: project timing depends on both 3M and Radius completing critical path activities on time including, finalization of product specific applicator, dose/formulation selection for GLP preclinical tox work, initiation and completion of bridging Phase I study, dose/formulation selection for Phase III supply manufacture.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Work Plan Tasks and Projected Resource Needs

Estimated Costs	Start	Finish	Project Tasks	Deliverables
[*] hours	[*]	[*]

Product and Process Risk Management

Required documentation and process analysis for drug product including risk identification, risk analysis, risk evaluation, risk mitigation, re-evaluation, risk management report

• Product risk management report, suitable for regulatory submission, including elements addressed in adjacent column

[*] hours	[*]	[*]

Product and Process Design Control Documentation

Required documentation and analysis for drug product and process including update of the Design Requirements Specification (DRS), Design Specification (DS), Design Failure Mode and Effects Analysis (DFMEA), Design Reviews, Design Verification

• Design Requirements Specification • Device Specification • Design Review Reports (including FMEA) • Product Breakdown Structure

[*] hours	[*]	[*]	Product Design Formulation Development Forced degradation study for final formulation and product, GMP process development for Tox Supply generation at target dose	• Formulation development report (for submission) • Forced degradation report (for submission) • GMP process for Tox supplies, 1 active dose + 1 placebo

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours $[*] sterilization facility/bioburden testing	[*]	[*]

Terminal Sterilization Process for Components

Dose titration and component characterization (physical and chemical), patient wear panel re: stick to skin adhesion for final conditions in target population, terminal sterilization analysis and report

• Aseptic Process Justification Report • Component characterization, Bioburden and Dose Selection Report • Validated Terminal Sterilization Process and Validation Report

[*] hours $[*] tray tooling	[*]	[*]

Primary Packaging Characterization

[*], array CCS optimization for shipping and applicator coupling, shipping study, label creation and validation

Note:  This does not include the development of the primary packaging which will be outsources.

• [*] • Validation Process for Label creation and Validation Report • Tooling for Primary Packing

[*] hours	[*]	[*]	Ready to Coat (RTC) - Process Characterization and Validation Mixing, filtering, material compatibility characterization, mixing qualification, filter qualification, stability	• RTC Mixing and Filtration Process master batch record • Stability Data and Report on Final RTC Process

[*] hours	[*]	[*]	Coating - Process Characterization and Improvements Coating conditions with final formulation	• Coating Process master batch record • Optimized coating process including development report

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours	[*]	[*]	Product Stability to Support Phase III Filing (minimum 12 months stability on 1 formulation) Full ICH Stability on select formulation with representative CCS (materials)	• Twelve month stability study report with CCS materials suitable for supporting Phase III filing

[*] hours	[*]	[*]	[*] Process Characterization for BA058-sMTS Required documentation and analysis for drug product including risk assessment, HAZOP, HACCP, process definition	• [*] process risk management plan • [*] process definition

[*] hours	[*]	[*]	[*] Process Simulation for BA058-sMTS [*] test method, process simulation design and protocol development, simulation study, analysis and study report	• Process simulation protocol • [*] modifications completed, hardware installed, optimized and characterized • Process simulation report

[*] hours $[*] for materials for supplies	[*]	[*]

Bridging GLP Preclinical Tox Supply – new formulation, existing applicator, ([*] doses active; [*] doses placebo)

RM characterization, supply manufacture: components, supply manufacture: RTC, supply manufacture: coated patches, stability of supplies (assumes 12 months for 1 dose), stability report

• GLP Supplies for 9M tox study, 1 active dose + 1 placebo • 12 month stability data on tox supplies

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours $[*] for materials for supplies	[*]	[*]

Bridging Phase I Clinical Supply – new formulation, new applicator ([*] doses active; [*] doses placebo)

IND/CMC documentation preparation, RM characterization, supply manufacture: components, supply manufacture: RTC, supply manufacture: coated patches, stability of supplies (assumes 12 months for 1 dose), stability report

•      Supplies for Phase I Clinical Study, 1 active dose + 1 placebo

•      Data and report on 12 M stability study on clinical supplies

•      Updated CMC documentation, including description and operation instructions for new applicator

[*] hours	[*]	[*]

CCS : Test Method Development, Method Development Report, Validation Protocol development, Validation (to Level 3) and Validation Report, Specification Development and Specification Justification Report

Methods anticipated: [*]

• Validated methods and Validation reports for [*] • Method development reports for all methods, as appropriate • Validated [*] method for the drug product • Validated performance methods for [*]

[*] hours $[*] for lab equipment	[*]	[*]

API-related : Test Method Development, Method Development Report, Validation (to Level 3) and Validation Report, Specification Development and Specification Justification Report

Methods anticipated: [*]

• Validated methods and validation reports for drug product and RTC testing (listed in adjacent column). • Method development reports for methods listed in adjacent column.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours	[*]	[*]

Extractables: Test Method Development, Method Development Report, Validation (to Level 3) and Validation Report, Specification Development and Specification Justification Report

Methods anticipated: Liquid Chromatography (LC) and Size Exclusion Chromatography (SEC)

For array, filter, and syringe body:

•      Validated methods and validation reports for characterization of extractables (anticipate 2-4 methods/matrix)

•      Method development reports for extractables.

•      Extractables Study Protocol

•      Extractables Study Report

[*] hours	[*]	[*]

Drug Product Specification and Supplier Qualification

Characterization, analysis and specification development for RMs, RTC in-process analysis and specification development, drug product specification analysis and report,

• Completed qualifications for all suppliers • DP Specifications and Specification Justification Reports

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours for mfg support [*] hours for stability $[*] Phase III supplies $[*] process simulation testing	[*]	[*] (stability continues after this date)

Phase III Clinical Supply ([*] doses active + placebo)

IND/CMC documentation preparation, RM characterization and clearance, supply manufacture and clearance: components, supply manufacture and clearance: RTC, supply manufacture and clearance: coated patches, stability of supplies (anticipate [*] months for 1 formulation), analysis and stability report

•      Cleared, Sterile product for Phase 3 clinical trial, 1 dose active + 1 placebo

•                  [*] clinical doses

•                  Release testing supplies

•                  Required retains

•                 Stability supplies

•      Stability Study

•                  Full ICH testing of 1 lot of active and 1 lot of placebo

•                  12M testing only, on [*] other lots.

•      Final report on stability study

•      Updated CMC documentation

•      Process Simulation Protocol

•      Process Simulation Final Report

Summary of Costs (Original)

[*] $[*]	Labor Hours Labor Costs ($[*]/hour)
$ [*]	Tox and Clinical Supplies (Phase I & Phase III)
$ [*]	Direct Costs (materials, equipment, sterilization, etc)

Exibit A Footnotes

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Summary of Costs (Revised 10Dec2012)

[*] $[*] ($[*]/$[*])	Labor Hours Labor Costs ($[*]/hour/$[*]/hour)
$ [*]	Tox and Clinical Supplies (Phase I & Phase III)
$ [*]	Direct Costs (materials, equipment, sterilization, etc)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

WORK PLAN SUMMARY 07SEPT2012

Note:  This workplan summary represents 3M’s estimated hours and tasks as of the September 7, 2012, but does not reflect the rate reduction contemplated in Section 4 of this amendment or the change in the mix of work between 3M and its design firm based on an updated quote.  The impact of the rate reduction and change in mix of work is summarized in a footnote at the end of Exhibit B.

Objective

This work plan covers the optimization of 3M’s existing prototype sMTS applicator for use with the BA058-sMTS drug product, with a primary patient population of post-menopausal women diagnosed with moderate to severe osteoporosis.   3M has made a significant investment in the development of applicator subsystems, general human factors studies, and characterization of critical application and wear performance for use of the sMTS array patches.  This work plan uses this foundation for optimization of the applicator specifically to support the approval of the BA058-sMTS drug product.

The work plan includes design refinement work provided by an external medical device design firm.  3M will manage this design firm and will work with Radius to establish critical device specifications and performance verification.  3M will oversee a VOC/Human Factors study with the target population to verify design choices.  3M will also manage suppliers and vendors necessary to manufacture Phase III and commercial supplies of the applicator.  The manufacture of these devices for clinical devices may include sub-contractors.  3M will characterize device performance during optimization and will provide verification of the device performance consistent with Design Control requirements in the US and the EU, including Human Factors studies.  Usability studies for the target patient population will be conducted by 3M with input from Radius input.

Although existing methods will be used whenever possible, the work plan includes the development (as necessary), documentation, and full validation of all analytical methods and specifications necessary to support clearance and characterization of the applicator and per the design requirements.  The work plan includes a stability study necessary to support the use of the device in Phase III.   The work described here is expected to take [*] months from the date of initiation.

Work Plan Assumptions

•                  3M has unrefined designs for each of the major applicator subsystems (i.e. energy source, array loading, counter, indicator, end of life lockout (end of life)) and general form factor data that will be used as a starting point for design of the BA058-sMTS drug product applicator optimization.

•                  3M has characterized critical parameters for array application and wear; these parameters will be used as a starting point for BA058-sMTS drug product applicator.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•                  3M has developed and validated certain methods for characterization of device performance (e.g., [*]).  These methods will be used whenever possible to facilitate optimization and characterization of the BA058-sMTS applicator.

•                  The applicator will be designed for use by Radius’ target patient population (post-menopausal women) with 3M’s LCP sMTS arrays and array patches, currently in-use in Radius’ BA058-sMTS Phase II clinical trial.

•                  3M will select and manage the external medical device design firm with input from Radius on areas such as, but not limited to, Design Specifications, User Requirements and Risk Management.

•                  An external medical device design firm will be contracted to refine the applicator subsystems and refine the device human factors to fit the needs of the BA058-sMTS target patient population.  The external medical device design firm will be responsible for applicator design and the production of prototypes sufficient to support patient use and performance characterization studies.

•                  Any 3M out-of-pocket expenses to be reimbursed by Radius including tooling, external medical device firm and human factors facility will be billed at 3M’s actual cost.

•                  Single cavity tooling will be fabricated to support design verification.  Parts molded from this tooling may also be used in a Phase I, Phase II and/or Phase III clinical trials.

•                  3M will have responsibility to select and manage all suppliers and/or vendors needed to manufacture the applicator for Phase III and commercial supply manufacture.

•                  All clinical work utilizing the device will be conducted in the US and/or the EU.

•                  Radius will be responsible for the device design validation (Phase III clinical trial).

Work Plan Tasks and Projected Resource Needs

Original Estimated Costs	Revised Estimated Costs (10Dec2012)	Start	Finish	Project Tasks	Deliverables
[*] hours	[*] hours	[*]	[*]	Project Initiation Agreement between 3M and Radius on Project Charter, DRS , User Requirements, etc	• Project Charter • Design Requirements Specification

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours $[*] External Design Firm	[*] hours $[*] External Design Firm $[*] External Design Firm Capital Expenses	[*]	[*]

Management of External Medical Device Design Firm

Management of external medical device firm; host meetings (frequency to be agreed upon) between 3M, Radius and external medical device firm to progress optimization.  Engineering design consultation related to optimization of existing subsystems, critical device parameters and performance and design for manufacturability, maintenance of design control documentation.

Added (10Dec2012):

Patient Use and Human Factor Studies for Design

Design and orchestration of patient use studies, 1 in the US and 1 in the EU for the target patient population (estimated at 2 days each); construction of device stimulus supplies.  Studies at each site will include interviews with patients and/or health care providers and will be conducted under protocol and include a final summary report

•      Meeting Minutes

•      Engineering Drawings suitable for tooling manufacture

•      Summary reports of prototype testing

•      Design control documentation via Design History File

•      Engineering design review (including design for manufacturability) and critical device parameters input by 3M

Added (10Dec2012):

•      Human Factors Study Protocols

•      Looks-like models for usability/HF testing

•      Patient feedback on design elements

•      Human Factors Study Final Report and Recommendations

•      Validated design requirements

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours $[*] Human Factors Test Facility $[*] Travel	NA NA NA	[*]	[*]

Patient Use and Human Factor Studies for Design

Design and orchestration of patient use studies, 1 in the US and 1 in the EU for the target patient population (estimated at 2 days each); construction of device stimulus supplies.  Studies at each site will include interviews with patients and/or health care providers and will be conducted under protocol and include a final summary report.

This work will be completed by the External Design Firm per the previous row in this table.

• Human Factors Study Protocols • Looks-like models for usability testing • Patient feedback on design elements • Human Factors Study Final Report and Recommendations • Validated design requirements

[*] hours	[*] hours	[*]	[*]	Device Characterization Studies, Development On-going characterization as the design progresses to gauge success towards key design requirements, including [*]	• Regular updates on test results • Refined device specification • Summary reports as appropriate, minimally for specified design requirements

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours	[*] hours	[*]	[*]	Analytical Method and Validation (Level 3) and Specification Development As needed, for example, [*]

•      Method validation protocols (estimated, n=8)

•      Method validation reports (estimated, n=8)

•      Method development reports (est. n=8)

•      Method documents

•      Component specifications and specification justification reports (number depends on final design)

[*] hours	[*] hours	[*]	[*]	Supplier Approval and Material Qualification Risk assessment and analysis and independent testing of the raw materials, as applicable and dictated by the risk assessment.	• Supplier Approval documents • Supply chain risk analysis

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours $[*] Human Factors Test Facility $[*] Single Cavity Tooling $[*] Devices	[*] hours NA $[*] Single Cavity Tooling $[*] Devices	[*]	[*]

Device Verification Studies, including Human Factors

Applicators manufactured with molded parts will be characterized in-vivo in design verification studies prior to use in Phase III.  Human factors studies, 1 in the US and 1 in the EU, for the target patient population (estimated at 2 days each) designed to verify performance endpoints related to the target patient population will also be conducted.  Studies will be conducted under protocol and will include a final summary report.

•      Looks like/works like prototypes for Human Factors Study (using needleless, placebo arrays)

•      Human Factors study protocol

•      Human Factors Study Final Report

•      Regular updates on device verification test results

•      Design Review summary reports

•      Device ready for design validation (i.e. Phase 3)

[*] hours	[*] hours	[*]	[*]

Product Design Control Documentation

Required documentation and analysis of device and drug product performance including update of the Design Requirements Specification (DRS, Design Specification (DS), Design Failure Mode and Effects Analysis (DFMEA), Design Reviews, Design Verification, Device Specifications

• Design Requirements Specification • Device Specification • Product Specification • Specification Justification Report • DFMEA report • Design review reports • Design History File • DHF Index

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours	[*] hours	[*]	[*]	Device Stability Device stability sufficient to support device use in Phase 3 (six months accelerated stability with testing at initial and final time points).	• Stability Study Protocol • Stability Final Report • Thru-study updates on testing results

Summary of Costs (Original)

[*] $ [*]	Labor Hours Labor Costs ($[*] /hour)
$ [*]	Direct Costs (external design firm deliverables, materials, facility use, etc)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B Footnotes

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Summary of Costs (Revised 10Dec2012)

[*] $ [*] ($[*]/$[*])	Labor Hours Labor Costs ($[*] /hour/$[*] /hour)
$ [*]	Direct Costs (external design firm deliverables, materials, facility use, etc)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Change Order Form # 19

Change order under Agreement dated: Fourth Amendment to Development and Clinical Supplies Agreement dated March 2, 2011. Change Order #10 dated 03Oct2011.

Between:  Radius Health, Inc and 3M

Project Name: For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by: Radius

Name: Michele Gehrt

Company:  3M

Date:  03Oct2012

Description of change: Radius has requested additional testing for the bracketing stability study beyond that described in Change Order #10.   The bracketing stability study includes drug product containing 50 and 150 mcg BA058 per array.  The drug product was packaged with and without desiccant.

There are sufficient supplies in the stability chambers to allow six additional stability time points.  Attached is a proposed extension to the bracketing stability study.  Testing will only be performed on the supplies packaged in desiccant.

Drug Product Testing

Condition	Tests	Time points
5C	Content and Purity	11, 13, 14, 15, 18, 24 months

3M estimates this work (each pull point) will be conducted over a 2-3 week period.  The stability costs for the arrays will be $[*] per pull point per lot.

Except to the extent expressly amended by this Change Order, the terms and conditions of the Agreement remain in full force and effect. The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Change Order.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Nick Harvey		Name: Michele Gehrt
Signature:	/s/ Nick Harvey	Signature:	/s/ Michele Gehrt
Position: CFO		Position: Commercialization Mgr
Date (dd/mm/yy): 07/12/2012		Date (dd/mm/yy):10/12/2012

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.